As filed with the Securities and Exchange Commission on May 13, 1998
                                                      Registration No. 333-51929
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               NFO WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              06-1327424
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM E. LIPNER
                              CHAIRMAN OF THE BOARD
                               NFO WORLDWIDE, INC.
                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                          Proposed
                                                              Proposed maximum             maximum
        TITLE OF SECURITIES            Amount to be            offering price             aggregate                Amount of
          TO BE REGISTERED              registered               per share(1)          offering price(1)      registration fee(1)
================================= =======================  =======================  =======================  =====================
Common Stock, $.01 par value         160,517 shares(2)             $20.81                 $3,340,359                $986.00
================================= =======================  =======================  =======================  =====================

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed offering price and registration fee are based upon the closing price of the Registrant's Common Stock, as reported on the New York Stock Exchange on May 5, 1998.

(2) Represents the number of shares of Common Stock held by the Selling Stockholders and registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                               Page 1 of 20 Pages
                            Exhibit Index on Page 18

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                 160,517 SHARES


                               NFO WORLDWIDE, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                                 --------------

         The persons whose names are listed in the table under the heading "Selling Stockholders" (collectively, the "Selling Stockholders") may sell the shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of NFO Worldwide, Inc., a Delaware corporation (the "Company"), offered hereby from time to time on the New York Stock Exchange (the "NYSE") or such other national securities exchange on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise (including private sales) at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholders directly, or through agents designated from time to time, or through underwriters, brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Any such underwriters, brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to underwriters, brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders. See "Plan of Distribution."

         The Common Stock of the Company is listed on the NYSE under the trading symbol "NFO." On May 5, 1998, the last reported sale price of the Company's Common Stock on the NYSE was $20.81 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

                  The date of this Prospectus is May ___, 1998

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected at such exchange.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, and to the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected and copied at the locations described above.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) Current Report on Form 8-K dated March 24, 1998;

         (3) Current Report on Form 8-K dated May 12, 1998; and

         (4) The description of the Company's Capital Stock contained in its Registration Statement on Form 8-A (Registration No. 0-21460) filed with the Commission on May 31, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request to: NFO Worldwide, Inc., 2 Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830, Attention: Secretary (telephone (203) 629-8888).

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         Certain statements included in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors including, among others, clients' timing of new product introductions and reformulations, clients' marketing budgets, industry and economic conditions, changes in management or ownership of a client, the effect of the Company's competition on client purchasing decisions, the strategic decisions of the Company's management team, the extent to which the Company is successful in integrating acquired companies, the effects of the economic crisis in Asia and other factors referenced in this Prospectus. In addition, the success of the Company's European expansion efforts is dependent in part upon a productive joint venture relationship and upon the successful application of the Company's methodologies to different business and consumer environments.

                                  RISK FACTORS


         IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 3. SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW.

RELIANCE ON KEY CLIENTS

         The Company's ten largest clients in 1997 generated approximately 25% of the Company's consolidated revenues. The Company's success is dependent upon its ability to maintain its existing clients and obtain new clients. No assurances can be given that the Company will maintain its existing client base or that it will be able to attract new clients. The loss of one or more of the Company's larger clients or a significant reduction in business from such clients could have a material adverse effect on the Company. The Company does not have long-term contracts with its clients.

FLUCTUATIONS IN DEMAND FOR MARKET RESEARCH

         Demand for the Company's research services can be affected by a number of factors outside the Company's control. For example, a client's market research activities are dependent on the timing of its new product introductions and reformulations. Marketing budgets, industry and economic conditions and changes in management or ownership of a client are also factors that can affect the client's demand for the Company's research services. As a result of such factors, the amount of market research conducted by the Company for each of its clients is likely to vary from year to year, and these variations can contribute to fluctuations in the Company's operating results from period to period.

RELIANCE ON KEY PERSONNEL

         The Company is heavily dependent on the efforts of certain of its officers and other management personnel, principally, William E. Lipner, Richard
A. Spitzer, Patrick G. Healy, Charles B. Hamlin, Joseph Migliara and Allen R. DeCotiis. The loss of the services of one or more of these individuals could have a material adverse effect on the Company. The Company maintains key man life insurance on the life of William E. Lipner.

COMPETITION

         The custom and syndicated market research industry is highly competitive and is characterized by a large number of competitors, ranging from relatively small organizations to companies with substantial resources. The Company is also subject to competition from marketing and research departments of various companies, advertising agencies and business consulting firms. The Company believes that it competes principally on (i) the basis of the quality of the design of a market research project; (ii) the ability to perform, analyze and report on a research project in a short period of time; (iii) price; and
(iv) consistency of service.

INTERNATIONAL SALES

         The Company's international sales are typically denominated in local currencies. In addition, the Company's expenses for its foreign offices and operations are generally paid in local currencies. If the U.S. dollar strengthens in relation to the applicable international currencies, the Company's operating income may be adversely affected. The impact of future exchange rate fluctuations on the Company's results of operations cannot be accurately predicted. To date, the Company has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by the Company in the future would be successful or that exchange rate fluctuations would not have a material adverse effect on the Company's business, financial condition and results of operations.

                                  THE COMPANY


         The Company is a leading provider of custom and syndicated marketing information, consulting, and related services to companies in 24 countries throughout the world. The Company offers its clients a wide variety of market research services that identify and measure consumer beliefs, attitudes and behavior regarding specific products and services. Through its proprietary pre-recruited consumer panels and other specialized databases, the Company offers access to over 575,000 North American households (approximately 1.5 million people) and, through a joint venture, to over 100,000 European households. The Company provides services to more than 2,300 clients in market segments such as packaged goods and foods, healthcare, financial services, information technologies/telecommunications, and travel and leisure.

         The Company provides its marketing information services, databases and market research services to a diverse group of clients, including 45 of the largest 100 companies of the FORTUNE 500 list, 23 of the top 25 U.S. bank holding companies, and 23 of the world's 25 largest pharmaceutical firms. The Company also conducts the Consumer Confidence Survey for the Conference Board that is recognized as a leading economic indicator by the U.S. Department of Commerce. The Company offers its clients a wide variety of market research services that identify and measure consumer beliefs, attitudes and behavior regarding specific products and services. The Company believes that the size and quality of the NFO Panel, its expertise in the custom design and execution of market research, its experience in panel and information management and its systems and processing capabilities give it competitive advantage over other marketing and consumer information services firms.

         The Company's principal executive offices are located at Two Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830, and its telephone number is 203-629-8888.

                               RECENT DEVELOPMENTS

         On March 4, 1998, the Company acquired Ross-Cooper-Lund, a strategic market research firm headquartered in Teaneck, New Jersey and MarketMind Technologies, located in Melbourne, Australia, developer of the MarketMind(TM) continuous information tracking system. In separate transactions, NFO acquired substantially all the net assets of each company for the combined consideration of $16.6 million. These purchases were accounted for using the purchase method of accounting.

         On April 3, 1998, the Company acquired CF Group, Inc., the largest market research organization in Canada. CF Group, Inc., founded in 1932, is headquartered in Toronto and has client service offices in Montreal, Ottawa, and Vancouver. The total purchase price was approximately Canadian $20 million and the purchase was accounted for using the purchase method of accounting.

         On March 12, 1998, the Company announced it had successfully concluded a private placement of $40 million in fixed rate Senior Notes and entered into a $75 million revolving credit agreement. Borrowings under these combined $115 million credit facilities are unsecured, the proceeds of which were used to refinance the Company's existing debt of approximately $32 million and will be used to finance acquisitions, capital expenditures, and working capital. The $75 million revolving credit facility, with an ultimate maturity date of March 2003, replaced the Company's then-existing bank line of $35 million and enables the Company to borrow in multiple currencies at interest rates tied to LIBOR or the prime rate, at the Company's option. The $40 million in Senior Notes are due March 1, 2008, bear interest at the fixed rate of 6.43 percent and are to be repaid in equal annual installments of approximately $5.7 million starting in the year 2002.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from any sale of the Shares.

                              SELLING STOCKHOLDERS

         The following table sets forth, to the knowledge of the Company, the number of shares of Common Stock and the percentage of the outstanding shares of Common Stock beneficially owned by each Selling Stockholder, and the number of shares to be offered and sold by such Selling Stockholder, and the number of shares and percentage of outstanding shares to be beneficially owned by such Selling Stockholder after such offering and sale, assuming that all the shares offered by such Selling Stockholder are in fact sold. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. As of May 1, 1998, the Company had 21,232,763 shares of Common Stock issued and outstanding.

                                      Beneficial Ownership                                             Beneficial Ownership
                                      Prior to the Offering                                             After the Offering
                             -------------------------------------------------------------------------------------------------------
                                  Shares of                                 Shares to             Shares of
                                Common Stock          Percentage(1)          be Sold            Common Stock          Percentage(1)
                             -------------------------------------------------------------------------------------------------------
Jay H. Friedman                     77,844                 *                  39,302                38,542                 *
Thomas Rich                         60,329                 *                   9,050                51,279                 *
James B. Wood                      747,766                3.52%              112,165               635,601                2.99%

---------------
         *        Represents holdings of less than 1%

         (1) Percent of class is calculated by assuming, for purposes of both the number of shares held by such Selling Stockholder and the number of shares issued and outstanding, that all options to purchase Common Stock held by such Selling Stockholder (and no others) had been exercised, notwithstanding that all such options may not be currently exercisable.

         Jay H. Friedman, Thomas Rich and James B. Wood acquired their shares of Common Stock pursuant to that certain Agreement and Plan of Merger, dated as of March 20, 1997, among the Company, Prognostics Corp., a Delaware corporation and wholly owned subsidiary of the Company, Prognostics, a California corporation, and the shareholders of Prognostics, which was executed and delivered in connection with the acquisition by the Company of all of the outstanding capital stock of Prognostics. Jay H. Friedman, Thomas Rich and James B. Wood are also subject to a Registration Rights Agreement with the Company, dated as of April 1, 1997, pursuant to which the Company agreed to effect the registration of the offering and sale of the Shares owned by Jay H. Friedman, Thomas Rich and James
B. Wood on a delayed or continuous basis under the Securities Act on certain terms and conditions.

                              PLAN OF DISTRIBUTION

         The Shares may be offered and sold from time to time by the Selling Stockholders, but may not be sold pursuant to this Prospectus or the Registration Statement of which it is a part after November 1, 1998. No Selling Stockholder is required to offer or sell any of his or its Shares. Any such sales may be made on the NYSE or such other national securities exchange on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold pursuant to one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by an underwriter, a broker or a dealer as principal and resale by such underwriter, broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; (e) through the writing of options on the Shares; and (f) directly or through brokers or agents in private sales at negotiated prices. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act under certain circumstances. In effecting sales, underwriters, brokers or dealers engaged by the Selling Stockholders and/or purchasers of the Shares may arrange for other underwriters, brokers or dealers to participate. Underwriters, brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to underwriters, brokers or dealers and certain of the fees and expenses of counsel or other advisors to the Selling Stockholders.

         The Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company, its officers, directors, employees, agents and controlling persons from certain damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in or material omission or alleged omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, to the extent such untrue statement or omission was made in the Registration Statement or other document in reliance upon information furnished by the indemnifying party.

         The Selling Stockholders and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In their report, Arthur Andersen LLP states that with respect to certain subsidiaries its opinion is based on the report of other auditors, namely Soteriou Banerji. The financial statements and financial statement schedule referred to in this paragraph are incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

================================================================================

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to its date.


                             ----------------------

                                TABLE OF CONTENTS

                                                       Page
Available Information.........................            2
Documents Incorporated by Reference............           2
Special Note Regarding
  Forward-Looking Statements..................            3
Risk Factors..................................            4
The Company ..................................            6
Recent Developments...........................            6
Use of Proceeds...............................            6
Selling Stockholders..........................            7
Plan of Distribution..........................            7
Legal Matters.................................            8
Experts.......................................            8

================================================================================

                                 160,517 SHARES


                               NFO WORLDWIDE, INC.


                                  Common Stock
                           (par value $.01 per share)


                                   PROSPECTUS


                                  May __, 1998

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering.


SEC Registration Fee..........................................  $    986.00
Legal Fees and Expenses.......................................    20,000.00*
Accounting Fees and Expenses..................................    10,000.00*
Miscellaneous.................................................     1,000.00*
                                                                -----------
Total.........................................................  $ 31,986.00

-------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article 9 of the Certificate of Incorporation of the Company, Article VI of the By-Laws of the Company and Section 145 of the Delaware General Corporation Law which, among other things, and subject to certain conditions, authorize the Company to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with the claims made by reason of their being such a director or officer.

ITEM 16. EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Report on Form 10-K for the fiscal year ended December 31, 1997)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (File No. 33-73516))

4.3      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 of the Company's Registration Statement on Form S-1 (File No. 33-58748))

5.1*     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1     Consent of Paul, Weiss, Rifkind, Wharton & Garrison
         (contained in Exhibit 5.1).

23.2*    Consent of Arthur Andersen LLP

23.2*    Consent of Soteriou Banerji

--------------------------
* Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich and State of Connecticut on the 13th day of May, 1998.


                                NFO WORLDWIDE, INC.


                                By: /s/ Patrick G. Healy
                                ------------------------
                                Name:  Patrick G. Healy
                                Title: President - Corporate Product/Systems
                                       Development and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 1998.


   Signatures                         Title
   ----------                         -----

   /s/ William E. Lipner              Chairman of the Board, President, Chief
   ---------------------              Executive Officer and Director (Principal
   William E. Lipner                  Executive Officer)

   [^]*                               Director
   ---------------------
   Steven J. Gilbert

   [^]*                               Director
   ---------------------
   Walter A. Forbes

   [^]*                               Director
   ---------------------
   Edmund A. Hajim

   [^]*                               Director
   ---------------------
   John Sculley

   Signatures                         Title
   ----------                         -----

   /s/ Patrick G. Healy               President - Corporate Product/Systems
   --------------------               Development and Chief Financial Officer
   Patrick G. Healy                   (Principal Financial Officer and Principal
                                      Accounting Officer)


*/ By: /s/ Patrick G. Healy
   ------------------------
   Patrick G. Healy
   Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit No.            Exhibit                                                                                 Page
-----------            -------                                                                                 ----
4.1                    Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Report on Form 10-K for the
                       fiscal year ended December 31, 1997)

4.2                    Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on
                       Form S-8 (File No. 33-73516))

4.3                    Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1
                       (File No. 33-58748))

5.1*                   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison                                      [^]

23.1                   Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                       (contained in Exhibit 5.1).

23.2*                  Consent of Arthur Andersen LLP                                                           [^]

23.2*                  Consent of Soteriou Banerji


[^]*/ Previously filed.